EXHIBIT 99.1

374Water Releases

First Quarter 2024 Results and

Provides Business Update

New CEO Chris Gannon unveils Product Development, Commercialization and Go-to-Market Objectives

DURHAM, NC, May 15, 2024 374Water Inc. (Nasdaq: SCWO), a global leader in cutting-edge, sustainable waste management technologies, today provides a business update and reports its financial results for the first quarter ended March 31, 2024.

“In just under a month, we have hit the ground running developing a strategic plan to unlock the value inherent in this enterprise.  I have immersed myself in our technology and our market opportunities to chart the best path forward in our product development, commercialization, and go-to-market approach,” said Chris Gannon, CEO of 374Water. “We have a massive opportunity in front of us to take advantage of regulatory tailwinds driving demand for technologies like our AirSCWO system. Over the ensuing months, we will provide more detail and clarity on our go forward strategy, with a focus on four key areas: (1) executing on our municipal biosolid/sludge and federal/DOD contractual obligations which is an important proof point; (2) expanding the application of our AirSCWO systems to industrial and other waste streams; (3) securing new  manufacturing and engineering facilities; and (4) expanding our compliment of talented engineers and field personnel, as well as our leadership team.”

Financial Highlights

•	For the three-month period ended March 31, 2024, the Company generated revenue of $315,000 which compares to $801,000 for the three months ending March 31, 2023, a 61% decrease.
○	Our revenue is primarily based on progress toward completion of our sold unit and also includes the sale of treatability services. Costs associated with our sold unit have started to decline as we reach the end of our fabrication and testing, which have had a direct correlation to the reduced revenue recognized this year. This has had a direct impact on our change in revenue year-over-year.
•	Total Operating Expenses for the quarter ended March 31, 2024, increased marginally to $1.9 million from $1.8 million in the prior year quarter driven primarily by an increase in R&D expense.

Capital Structure

•	As of March 31, 2024, the Company had working capital of $11.7 million. We are actively working on optimizing our operational efficiencies and exploring new market opportunities, all aimed at long-term value creation while remaining steadfast in our commitment to innovation and excellence. A primary financial goal for the Company is to extend its runway while scaling the business.

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Business Highlights

•	On April 23, 2024 the Company announced the appointment of Chris Gannon as its new President and Chief Executive Officer. Mr. Gannon brings deep executive leadership experience in multiple disciplines and industries, including environmental technology development, highly engineered product, advanced manufacturing, and global customer support and service with customers in the municipal, industrial, commercial, defense, and medical spaces.
•	In March 2024, the Company announced a new contract with the City of Orlando, highlighted by the deployment of an AirSCWO 6 service unit, which will be integrated into Orlando’s Iron Bridge Water Pollution Control Facility. This AirSCWO 6 unit is expected to deploy in 2024.
•	374Water continued its progress on an expected 2024 deployment to Orange County Sanitation District. The Company is underway with factory acceptance testing and once achieved, will begin mobilizing the unit to Orange County.
•	The Company continues to focus on executing demonstrations and securing demonstration partners within the municipal biosolids, federal and military PFAS, and industrial markets.
•	The Company is in active discussions with major TSDF operators to not only serve as technology development and commercialization partners, focused initially on PFAS intensive waste streams, but also serve as long-term waste destruction partners. The Company places a priority these partnerships as we continue to scale our commercial grade technology to meet growing demand for AirSCWO technology.

Earnings Conference Call

Management will hold a conference call at 10:00 am Pacific Time (1:00 pm Eastern Time) on Friday, May 17, 2024, to provide a more detailed business update and discussion of quarterly results.  Participants who wish to join the conference by telephone can access the call by dialing (Toll Free) 888-506-0062 or (International) 973-528-0011. Participants may join the live webcast by accessing it at the webcast registration link here: https://www.webcaster4.com/Webcast/Page/3040/50613.

A webcast replay will be available through May 31, 2024 on the Investors Section of the Company’s website at https://374water.com/investor-relations/.

For more on AirSCWO or about our team, visit 374Water.com or follow us on LinkedIn.

About 374Water

374Water Inc. (NASDAQ:SCWO) is a global cleantech company with innovative solutions to wastewater treatment and waste management issues. 374Water’s AirSCWO technology transforms organic “wastes” into minimal impact, value-added products, effectively shifting the waste management paradigm from disposal to resource recovery. 374Water is leading a new era of creating value in sustainability, eliminating PFAS and protecting our communities. Follow us on LinkedIn.

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Cautionary Language

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

Investor Contact:

Heather Crowell

ir@374water.com

Media Contact:

Christian Rizzo

media@374water.com

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374Water Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
March 31, 2024 (Unaudited) and December 31, 2023

Assets	March 31, 2024	December 31, 2023
Current Assets:
Cash	$7,936,161	$10,445,404
Accounts receivable, net of allowance	84,324	64,792
Unbilled accounts receivable	1,771,609	1,494,553
Other accounts receivable	34,161	39,749
Inventory, net	2,601,658	2,276,677
Prepaid expenses	921,365	581,085
Total Current Assets	13,349,278	14,902,260
Long-Term Assets:
Property, and Equipment, net	223,339	230,971
Intangible asset, net	971,691	988,029
Total Long-Term Assets	1,195,030	1,219,000
Total Assets	$14,544,308	$16,121,260

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$755,721	$572,297
Accrued contract loss provision	600,000	500,000
Accrued legal settlement	135,000	135,000
Unearned revenue	132,768	130,000
Other liabilities	10,408	36,787
Total Current Liabilities	1,633,897	1,374,084
Total Liabilities	1,633,897	1,374,084
Commitments and contingencies (Note 9)
Stockholders’ Equity
Preferred stock: 50,000,000 convertible Series D preferred shares authorized; par value $0.0001 per share, nil issued and
outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock: 200,000,000 common shares authorized, par value $0.0001 per share, 132,670,446 and 132,667,107 shares
outstanding at March 31, 2024 and December 31, 2023, respectively	13,266	13,266
Additional paid-in capital	30,872,643	30,684,943
Accumulated deficit	(17,977,969)	(15,953,504)
Accumulated other comprehensive loss	2,471	2,471
Total Stockholders’ Equity	12,910,411	14,747,176
Total Liabilities and Stockholders’ Equity	$14,544,308	$16,121,260

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374Water,  Inc.   and   Subsidiaries

Condensed Consolidated Statements of Operations

For the three months ended March 31, 2024 and 2023 (Unaudited)

	2024	2023
Revenue	$315,278	$801,458
Cost of goods sold	617,298	720,146
Gross margin	(302,020)	81,312
Operating Expenses
Research and development	535,147	355,905
Compensation and related expenses	651,604	718,760
Professional fees	252,705	99,572
General and administrative	459,727	585,659
Total Operating Expenses	1,899,183	1,759,896

Loss from Operations	(2,201,203)	(1,678,584)

Other Income
Interest income	104,620	37,859
Other income	72,118	382
Total Other Income	176,738	38,241
Net Loss before Income Taxes	(2,024,465)	(1,640,343)
Provision for Income Taxes	—	—

Net Loss	$(2,024,465)	$(1,640,343)

Other comprehensive income
Foreign currency translation gain	-	824
Unrealized gain on marketable securities	-	18,967
Total other comprehensive loss	-	19,791
Total comprehensive loss	(2,024,465)	(1,620,552)
Net Loss per Share - Basic and Diluted	$(0.02)	$(0.01)

Weighted Average Common Shares Outstanding - Basic and Diluted	132,668,777	127,146,695

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374Water Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the three months ended March 31, 2024 and 2023 (Unaudited)

Cash Flows from Operating Activities	2024	2023
Net loss	$(2,024,465)	$(1,640,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	24,560	29,105
Issuance of common stock for services	4,500	-
Stock-based compensation	183,200	214,924
Gain on foreign currency translation	-	824
Increase in inventory reserve	50,000	-
Changes in operating assets and liabilities:
Accounts receivable	(19,532)	(26,188)
Unbilled accounts receivable	(277,056)	(754,290)
Other receivables	5,588	(308,374)
Inventory	(374,981)	(127,309)
Prepaid expenses	(340,280)	23,285
Accounts payable and accrued expenses	183,424	(581,582)
Accrued contract loss provision	100,000	-
Unearned revenue	2,768	5,000
Other liabilities	(26,379)	(13,528)
Net Cash Used In Operating Activities	(2,508,653)	(3,178,176)

Cash Flows from Investing Activities
Purchase of equipment	-	(7,303)
Increase in intangible assets	(590)	(2,705)

Cash Used In Investing Activities	(590)	(10,008)

Cash Flowfrom Financing Activities
Proceeds from the sale of common stock	-	8,294,708
Cash Provided by Financing Activities	-	8,294,708

Net (Decrease) Increase in Cash	(2,509,243)	5,106,224
Cash, Beginning of the Period	10,445,404	4,046,937
Cash, End of the Period	$7,936,161	$9,153,161

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

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